Invest in Leadership Brands Double Down on International Selective & Strategic M&A Consumer Centric Unify, Include & Elevate the Best People Accelerate Shared Service Excellence Maximize Operating Efficiency Optimize Capital Deployment Investor Presentation August 2021 Exhibit 99.1

Forward Looking Statements and Reconciliation of Non-GAAP Financial Measures Forward-Looking Statements: Certain written and oral statements made by the Company and subsidiaries of the Company may constitute “forward-looking statements” as defined under the Private Securities Litigation Reform Act of 1995. This includes statements made in this presentation. Generally, the words “anticipates”, “believes”, “expects”, “plans”, “may”, “will”, “would”, “should”, “seeks”, “estimates”, “project”, “predict”, “potential”, “currently”, “continue”, “intends”, “outlook”, and other similar words identify forward-looking statements. All statements that address operating results, events or developments that the Company expects or anticipates will occur in the future, including statements related to sales, earnings per share results, and statements expressing general expectations about future operating results, are forward-looking statements and are based upon its current expectations and various assumptions. The Company believes there is a reasonable basis for these expectations and assumptions, but there can be no assurance that the Company will realize these expectations or that these assumptions will prove correct. Forward-looking statements are subject to risks that could cause them to differ materially from actual results. Accordingly, the Company cautions readers not to place undue reliance on forward-looking statements. The forward-looking statements contained in this presentation should be read in conjunction with, and are subject to and qualified by, the risks described in the Company’s Form 10-Q for the fiscal quarter ended May 31, 2021, and in the Company's other filings with the SEC. Investors are urged to refer to the risk factors referred to above for a description of these risks. Such risks include, among others, the Company's ability to successfully manage the demand, supply, and operational challenges associated with the actual or perceived effects of COVID-19 and any similar future public health crisis, pandemic or epidemic, the Company's ability to deliver products to its customers in a timely manner and according to their fulfillment standards, actions taken by large customers that may adversely affect the Company's gross profit and operating results, the Company's dependence on the strength of retail economies and vulnerabilities to any prolonged economic downturn, including from the effects of COVID-19, the Company's dependence on sales to several large customers and the risks associated with any loss of, or substantial decline in, sales to top customers, expectations regarding recent acquisitions and any future acquisitions or divestitures, including the Company's ability to realize related synergies along with its ability to effectively integrate acquired businesses or disaggregate divested businesses, the Company's reliance on its Chief Executive Officer and a limited number of other key senior officers to operate its business, obsolescence or interruptions in the operation of the Company's central global Enterprise Resource Planning systems and other peripheral information systems, occurrence of cyber incidents or failure by the Company or its third-party service providers to maintain cybersecurity and the integrity of confidential internal or customer data, the Company's dependence on third-party manufacturers, most of which are located in the Asia Pacific market, and any inability to obtain products from such manufacturers, risks associated with weather conditions, the duration and severity of the cold and flu season and other related factors, the geographic concentration and peak season capacity of certain U.S. distribution facilities which increase its risk to disruptions that could affect the Company's ability to deliver products in a timely manner, risks associated with the use of licensed trademarks from or to third parties, the Company's ability to develop and introduce a continuing stream of innovative new products to meet changing consumer preferences, the risks associated with trade barriers, exchange controls, expropriations, and other risks associated with domestic and foreign operations, the risks associated with significant changes in or the Company’s compliance with regulations, interpretations or product certification requirements, the risks associated with the Company’s discussions with the EPA on the development and implementation of compliance plans related to certain of its products within the Health & Home segment, the risks associated with global legal developments regarding privacy and data security that could result in changes to its business practices, penalties, increased cost of operations, or otherwise harm the business, the risks associated with accounting for tax positions and the resolution of tax disputes, the risks of potential changes in laws and regulations, including environmental, health and safety and tax laws, and the costs and complexities of compliance with such laws, the Company's ability to continue to avoid classification as a Controlled Foreign Corporation, the risks associated with legislation enacted in Bermuda and Barbados in response to the European Union’s review of harmful tax competition, the risks of significant tariffs or other restrictions being placed on imports from China or Mexico or any retaliatory trade measures taken by China or Mexico, the risks associated with product recalls, product liability and other claims against the Company, and associated financial risks including but not limited to, significant impairment of the Company's goodwill, indefinite-lived and definite- lived intangible assets or other long-lived assets, risks associated with foreign currency exchange rate fluctuations, increased costs of raw materials, energy and transportation, projections of product demand, sales and net income, which are highly subjective in nature, and from which future sales and net income could vary in a material amount, the risks to the Company's liquidity or cost of capital which may be materially adversely affected by constraints or changes in the capital and credit markets and limitations under its financing arrangements. The Company undertakes no obligation to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise. Reconciliation of Non-GAAP Financial Measures: This presentation includes non-GAAP financial measures. Adjusted Operating Income, Adjusted Operating Margin, Adjusted Income, Adjusted Diluted Earnings per Share (“EPS”), Core and Non-Core Adjusted Diluted EPS, Free Cash Flow, and Free Cash Flow per Diluted Share (“Non-GAAP Financial Measures”) that are discussed in this presentation or in the accompanying tables may be considered non-GAAP financial information as contemplated by SEC Regulation G, Rule 100. Accordingly, the Company is providing the tables within this presentation which reconcile these measures to their corresponding GAAP-based measures. The Company believes that these non-GAAP measures provide useful information to management and investors regarding financial and business trends relating to its financial condition and results of operations. The Company believes that these non-GAAP financial measures, in combination with the Company’s financial results calculated in accordance with GAAP, provide investors with additional perspective regarding the impact of certain charges and benefits on applicable income, margin and earnings per share measures. The Company also believes that these non-GAAP measures facilitate a more direct comparison of the Company’s performance with its competitors. The Company further believes that including the excluded charges and benefits would not accurately reflect the underlying performance of the Company’s operations for the period in which the charges and benefits are incurred, even though such charges and benefits may be incurred and reflected in the Company’s GAAP financial results in the near future. The material limitation associated with the use of the non-GAAP measures is that the non-GAAP measures do not reflect the full economic impact of the Company’s activities. These non-GAAP measures are not prepared in accordance with GAAP, are not an alternative to GAAP financial information, and may be calculated differently than non-GAAP financial information disclosed by other companies. Accordingly, undue reliance should not be placed on non-GAAP information.

Phase II: FY20-FY24Phase I: FY15-FY19 3 Evolution of Transformation Strategy Invest in Leadership Brands Double Down on International Selective & Strategic M&A Consumer Centric Unify, Include & Elevate the Best People Accelerate Shared Service Excellence Maximize Operating Efficiency Optimize Capital Deployment

$114 $166 $154 $197 $205 $174 $254 $215 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 4 $1,308 $1,335 $1,383 $1,398 $1,479 $1,564 $1,707 $2,099 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 Revenue ($ in Millions) $4.50 $5.50 $5.78 $6.49 $7.24 $8.06 $9.30 $11.65 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 Free Cash Flow ($ in Millions) 1.5% 2.1% 3.6% 1.0% 5.8% Free Cash Flow per Diluted Share YOY Growth Adjusted Operating Income ($ in Millions) $183 $188 $194 $210 $224 $239 $269 $334 FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 14.0% 14.1% 14.0% 15.0% 15.1% Adjusted Operating Margin 5.8% 15.3% $5.71 Non-GAAP Adjusted Diluted EPS Phase I Generated Excellent Results and Phase II Continuing Strong 9.2% 15.8% $3.51 $5.71 $5.34 $7.06 $7.52 $6.62 $10.01 Phase I Phase II 22.9% 15.9% $8.55

5 Strong Portfolio of Leadership Brands Higher Margin Asset Efficient Differentiated Market Leader Growth Adjacencies FY21 Phase II Transformation Beginning of Phase I Transformation FY2014 Leadership Brand Progression ˜44% ˜56% ˜19% ˜81% Leadership Brands Leadership Brands Phase I (FY14 - FY19) Phase II to Date (FY20 - FY21) 11.1% 17.1%* Leadership Brand Net Sales Growth CAGR * Fiscal 2021 includes a full year of net sales revenue from Drybar Products LLC, acquired on January 23, 2020, compared to approximately five weeks of net sales revenue in fiscal 2020.

Digital Investments Have Fueled Exponential Online Sales Mix Growth 0% 5% 10% 15% 20% 25% 30% 6% 9% 9% 12% 16% 19% 24% 26% FY14 FY15 FY16 FY17 FY18 FY19 FY20 FY21 Online Channel Net Sales as a % of Total Company Net Sales Transformation Phase I Transformation Phase II +32 % Vs FY20 6

Value Creation Flywheel 7 Working Capital Improvement Margin Expansion Organic Revenue GrowthLow Capex Accretive and Low Risk Capital Deployment Leadership Brand Innovation and Investment High Quality Global Shared ServicesDebt and Tax Efficiency

Strong Shareholder Return; Opportunity to Create Even More Value in Phase II 8 $0 $50 $100 $150 $200 $250 $300 $350 $400 2/14 2/15 2/16 2/17 2/18 2/19 2/20 2/21 5/21 COMPARISON OF 87 MONTH CUMULATIVE TOTAL RETURN* Among Helen Of Troy Limited, the NASDAQ Composite Index, the Dow Jones - U.S. Personal Products, Broad Market Cap, and a Peer Group Helen Of Troy Limited NASDAQ Composite Index Dow Jones - U.S. Personal Products, Broad Market Cap Peer Group ** *Period beginning February 28, 2014, and ending May 31, 2021. ** Reflects start of Phase II Transformation Strategy.

FY22 First Quarter 4% 37.5% 22.9% 28.6% Online Net Sales Growth Consolidated Net Sales Growth Leadership Brands Growth Adjusted Diluted EPS Growth # Online sales represented ̃ 22% of total net sales for the three months ended May 31, 2021 Represents 79% of total net sales 9 * Same period year ago refers to the three months ended May 31, 2020 Three Months Ended May 31, 2021 vs Same Period Year Ago* #

Consolidated Net Sales Three Months Ended May 31, 2021 Consolidated Q1 FY22: $541.2MM Organic +27.3% YOY* * YOY compares to three months ended May 31, 2020. * Organic business refers to our net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity. Housewares Q1 FY22 Net Sales: $193.6M Organic +37.1% YOY* Beauty Q1 FY22 Net Sales: $143.5M Organic +76.7% YOY* Health & Home Q1 FY22 Net Sales: $204.1 Organic +0.6% YOY* Our Diversified Portfolio Continues to Perform 10

Meaningful Mitigation Underway to Partially Offset FY22 Headwinds

Headwinds

- Volatility in cost and availability of commodities, freight, currency impacts, labor and other component parts
- Global supply disruption due to extremely low supply of shipping containers while demand continues to surge
- Shipment receiving and unloading backlogs with unprecedented inbound port congestion

Mitigation Measures

- Improved product mix
- Price increases
- Forward buying of inventory to delay cost impacts
- Utilizing previously negotiated shipping contracts at rates below current market prices
- Implementing other cost reduction initiatives

Expected Outcome

100% mitigation of the unfavorable COGS impact in FY22 of:

- $55 to $60 million, or
- approximately $2.25 to $2.45 of adjusted diluted EPS

- Temporary stop shipment action on certain U.S. Health & Home products, due to ongoing discussion with the U.S. Environment Protection Agency ("EPA") regarding packaging claims (not related to product quality, safety or performance):
  - Water filtration products have resumed shipping
  - Strongly believe we can likewise address concerns on air and humidification packaging, after which we will work as quickly as operationally possible to restart shipping those as well

- Cost reduction actions specifically in the Health & Home segment, including reductions in personnel, marketing and select new product development costs:
  - Preserving key long-term growth initiatives in Health & Home

The impact of the EPA matter on volume and earnings that we expected to be unable to mitigate in FY22 that was included in our July 8, 2021 outlook:

- $110 to $135 million in sales revenue
- $0.70 to $1.00 in adjusted diluted EPS

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Fiscal 2022 Outlook: EPA Matter Overshadows Underlying Growth 12 * Core excludes the Personal Care business in Fiscal Years 2021 and 2022. The Company’s consolidated and Core net sales and EPS outlook reflect the following: • the assumption that the severity of the cough/cold/flu season will be in line with pre-COVID historical averages; • the assumption that June 2021 foreign currency exchange rates will remain constant for the remainder of the fiscal year; and • an estimated weighted average diluted shares outstanding of 24.4 million Consolidated Consolidated Growth/(Decline) Core* Growth/(Decline) Implied Core Growth/(Decline) Excluding EPA Matter Health & Home net sales Adjusted diluted EPS (non-GAAP) Core* Beauty net sales Housewares net sales $10.46 - $10.97 (10.2)% - (5.8)% $10.25 - $10.75 (7.0)% - (2.5)% 2.1% - 3.8% Net sales revenue $1.931 - $1.983 BN (8.0)% - (5.5)% 7.0% - 9.0% (27.0)% - (24.0)% 4.2% - 6.3% $1.900 - $1.950 BN (6.0)% - (3.5)% 7.0% - 9.0% (27.0)% - (24.0)% 17.0% - 19.0% 0.7% - 1.9% (11.8)% - (11.6)%

U.S. Environmental Protection Agency (“EPA”) Packaging Compliance Update 13 We have now largely resolved the packaging compliance issues raised by the EPA regarding claims on certain of our air and water filtration products and a limited subset of humidifier products within the Health & Home segment that are sold in the United States. As previously disclosed in our first quarter earnings release, as a result of discussions with the EPA, we made modest changes to labeling claims on our existing water filtration packaging and began shipping limited quantities of water filtration products in July. We expect the shipping volume for these products to continue to increase and a return to more normalized level of shipping activity by the beginning of September as reworked inventory ramps up to demand. With regards to air filtration products, the EPA has approved changes to our packaging. We have begun to implement a repackaging plan and expect to resume shipping of limited quantities of the impacted products by the end of August. As our inventory repackaging ramps up to scale, we expect to return to a more normalized level of shipping activity of air filtration products by the end of our third fiscal quarter. We have also resolved the majority of issues concerning the limited subset of humidifier products but we do not expect this to have a material impact on our consolidated results. The fiscal 2022 annual outlook we provided on July 8, 2021, included an estimated unfavorable net sales impact of $110 to $135 million and an unfavorable adjusted diluted EPS impact of $0.70 to $1.00 related to the EPA matter. This estimated impact was based on an assumption that we would resume shipping for water filtration products at the beginning of our third fiscal quarter. For air filtration products, the low end of our estimated impact assumed a resumption of shipping in the beginning of our fourth fiscal quarter, while the high end of our estimated impact assumed that we would not resume shipping for the duration of the fiscal year. We now expect that the timing of the resolutions with the EPA, as well as the time needed to rework and resume normalized levels of shipping activity, will be favorable to the estimated EPA impacts of $110 million of net sales and $0.70 of adjusted diluted EPS that we included in our July 8, 2021, outlook. We expect to be in a position to provide a full update to our consolidated outlook during our second quarter fiscal 2022 earnings call in early October.

Diversified Portfolio and Post-COVID Trends Expected to Help in FY22 Health & Home 14 • Coronavirus expected to continue through much of FY22 • Resolution of inventory and supply constraints we experienced in 1H FY21 • Higher COVID-driven installed base expected to drive more high margin filter sales for air and water purifiers and humidifiers • New normal: evolution of thermometers from a diagnostic tool to a first line of defense for families, offices, and institutions • Expect the severity of the cough/cold/flu season to be in line with pre-COVID historical averages • Expected continued media and consumer focus on air purification from COVID-19 and expected FY22 wildfire season • New salesforce and products to develop the institutional market • International distribution gains

Diversified Portfolio and Post-COVID Trends Expected to Help in FY22 15 • FY22 is expected to benefit from normalization of foot traffic following FY21 store closures and stay at home • FY22 is expected to have a more normalized back-to-school season vs FY21 as students return to the classroom • COVID drove increased household penetration and awareness that is expected to fuel incremental sales per household • International distribution gains in EMEA and Asia Pacific • Improved DTC, customization, and personalization capabilities from HOT Phase II investments • Consumers are demonstrating renewed joy from home activities and cooking even as the world reopens • Expected new demand for food storage and beverage bottles as consumers want the “Safety of Home” even as they go back to the office and resume travel Housewares

Diversified Portfolio and Post-COVID Trends Expected to Help in FY22 16 Beauty • FY22 is expected to benefit from normalization of foot traffic following FY21 store closures and stay at home • Resolution of inventory and supply constraints we experienced in 1H FY21 • Rise of do-it-yourself at home beauty is expected to be sticky as consumers mimic the salon experience at home • Elevated influencer, social media attention and online reviews for major innovations like the One Step Volumizer franchise • Salon re-openings, social gatherings, back to office, and increased travel expected as vaccine becomes more widespread • Pipeline of new consumer-centric innovation and new product introductions • Investing in international expansion for One-Step products One-Two Punch Water- Activated 2-In-1 Hair Wash Triple Sec 3-In-1 Finishing Spray Coconut Colada Scent Full Size

Integrating ESG into our Businesses 17 June 2021: First Ever ESG Report Published We believe that a strong and transparent ESG plan will provide lasting long-term benefits and continuous improvement to our key stakeholders as we respond to their interests and evolving needs. Working closely with key suppliers in China to improve on their environmental impacts, specifically on energy efficiency and carbon reduction Becoming members of the Sustainable Packaging Coalition, with Hydro Flask adopting the How2Recycle label on some of its packaging Partnering with The Trevor Project, working to save young LGBTQ lives; and Professional Beauty Association, providing 10 scholarships to underrepresented minorities Supplier Engagement Responsible Packaging Philanthropy ESG in Action

Appendix

Glossary of Terms Acquisition-related Expenses – Expenses associated with the definitive agreement to acquire Drybar Products LLC Adjusted Diluted Earnings per Share (EPS) – Non-GAAP Adjusted Income divided by diluted shares outstanding Adjusted Income – GAAP net income excluding Toys “R” Us bankruptcy charge, CEO succession costs, acquisition-related expenses, tax reform, Venezuelan currency remeasurement related charges, patent litigation charges, non-cash asset impairment charges, restructuring charges, non-cash share-based compensation expense, intangible asset amortization expense, and EPA compliance costs (as applicable) Adjusted Operating Income – GAAP operating income excluding Toys “R” Us bankruptcy charge, CEO succession costs, acquisition-related expenses, Venezuelan currency remeasurement related charges, patent litigation charges, non-cash asset impairment charges, restructuring charges, non-cash share-based compensation expense, intangible asset amortization expense, and EPA compliance costs (as applicable) Adjusted Operating Margin – Non-GAAP Adjusted Operating Income divided by net sales Capital Deployment – Combination of capital used to repurchase shares of common stock and capital used in acquisitions, capital expenditures and in some cases working capital Compound Annual Growth Rate (CAGR) – Implied annual rate of return that would be required for compounded growth from a beginning balance to an ending balance Core and Non-Core Business – Core business is defined as strategic business that the Company expects to be an ongoing part of its operations, and Non-Core as business or assets (including assets held for sale) that it expects to divest within a year of its designation as Non-Core. Core and Non-Core Adjusted Diluted EPS – GAAP and Non-GAAP Core and Non-Core Adjusted Income divided by diluted shares outstanding EBITDA – Earnings before interest, taxes, depreciation and amortization expense, as reported EPA compliance costs – Charges incurred in conjunction with EPA compliance of packaging and labeling claims on certain products in the air and water purification and humidification categories within the Health & Home segment. ESG – Environmental, Social, and Governance criteria refer to non-financial performance indicators used by investors to screen potential investments Free Cash Flow (FCF) – Net cash provided by operating activities less capital and intangible asset expenditures Free Cash Flow per Diluted Share – Free cash flow divided by diluted shares outstanding Leadership Brand Net Sales (LB) – Consists of revenue from the OXO, Honeywell, Braun, PUR, Hydro Flask, Vicks, Hot Tools and Drybar brands Online Channel Net Sales – Direct to consumer online net sales, net sales to retail customers fulfilling end-consumer online orders and net sales to pure-play online retailers Organic Business – Net sales revenue associated with product lines or brands after the first twelve months from the date the product line or brand is acquired, excluding the impact that foreign currency remeasurement had on reported net sales revenue. Net sales revenue from internally developed brands or product lines is considered Organic business activity. 19

Glossary of Terms Peer Group – Derived from the Company’s compensation peer group for FY22, which includes Church & Dwight Co. Inc., The Clorox Company, Coty Inc., Edgewell Personal Care Company, Energizer Holdings, Inc., La-Z-Boy Incorporated, Lifetime Brands Inc., Newell Brands, Inc., Nu Skin Enterprises Inc., Prestige Consumer Healthcare, Inc., Revlon Inc., Spectrum Brand Holdings Inc., Tempur Sealy International Inc., Tupperware Brands Corp and Yeti Holdings Inc. Project Refuel – In fiscal 2018, we announced a restructuring plan (referred to as “Project Refuel”). Project Refuel includes charges for a reduction-in-force and the elimination of certain contracts. Restructuring charges – Charges incurred in conjunction with the Company’s restructuring plan (Project Refuel). 20

Reconciliation of Non-GAAP Financial Measures - GAAP Operating Income to Adjusted Operating Income (Non-GAAP) (Unaudited) (in thousands)

	Fiscal Years Ended the Last Day of February,															
	2021		2020		2019		2018		2017		2016		2015		2014	
Operating income as reported (GAAP)	$ 281,488	13.4 %	$ 178,251	10.4 %	$ 199,379	12.7 %	$ 169,062	11.4 %	$ 169,664	12.1 %	$ 116,294	8.4 %	$ 152,215	11.4 %	$ 117,100	9.0 %
Asset impairment charges	8,452	0.4 %	41,000	2.4 %	—	— %	15,447	1.0 %	2,900	0.2 %	6,000	0.4 %	9,000	0.7 %	12,049	0.9 %
Restructuring charges	350	— %	3,313	0.2 %	3,586	0.2 %	1,857	0.1 %	—	— %	—	— %	—	— %	—	— %
Toys "R" Us bankruptcy charge	—	— %	—	— %	—	— %	3,596	0.2 %	—	— %	—	— %	—	— %	—	— %
CEO succession costs	—	— %	—	— %	—	— %	—	— %	—	— %	6,003	0.4 %	—	— %	18,228	1.4 %
Acquisition-related expenses	—	— %	2,546	0.1 %	—	— %	—	— %	—	— %	698	0.1 %	—	— %	—	— %
Venezuela re-measurement related charges	—	— %	—	— %	—	— %	—	— %	—	— %	18,733	1.4 %	—	— %	—	— %
Patent litigation charge	—	— %	—	— %	—	— %	—	— %	1,468	0.1 %	17,830	1.3 %	—	— %	—	— %
Subtotal	290,290	13.8 %	225,110	13.2 %	202,965	13.0 %	189,962	12.8 %	174,032	12.4 %	165,558	12.0 %	161,215	12.1 %	147,377	11.3 %
Amortization of intangible assets	17,643	0.8 %	21,271	1.2 %	14,204	0.9 %	18,854	1.3 %	22,024	1.6 %	21,514	1.6 %	21,156	1.6 %	21,612	1.7 %
Non-cash share-based compensation	26,418	1.3 %	22,929	1.3 %	22,053	1.4 %	15,054	1.0 %	13,861	1.0 %	7,164	0.5 %	5,541	0.4 %	14,232	1.1 %
Adjusted operating income (non-GAAP)	$ 334,351	15.9 %	$ 269,310	15.8 %	$ 239,222	15.3 %	$ 223,870	15.1 %	$ 209,917	15.0 %	$ 194,236	14.0 %	$ 187,912	14.1 %	$ 183,221	14.0 %

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Reconciliation of Non-GAAP Financial Measures - GAAP Diluted Earnings Per Share ("EPS") to Adjusted Diluted EPS (Non-GAAP) (Unaudited)

	Fiscal Years Ended the Last Day of February,							
	2021	2020	2019	2018	2017	2016	2015	2014
Diluted EPS as reported (GAAP)	$ 10.08	$ 6.02	$ 6.62	$ 4.73	$ 5.17	$ 3.23	$ 4.36	$ 2.66
Tax reform	(0.37)	—	—	0.66	—	—	—	—
Asset impairment charges, net of tax	0.30	1.44	—	0.51	0.09	0.18	0.28	0.37
Restructuring charges, net of tax	0.01	0.12	0.13	0.07	—	—	—	—
Toys "R" Us bankruptcy charge, net of tax	—	—	—	0.12	—	—	—	—
CEO succession costs, net of tax	—	—	—	—	—	0.14	—	0.51
Acquisition-related expenses, net of tax	—	0.10	—	—	—	0.02	—	—
Venezuela re-measurement related charges, net of tax	—	—	—	—	—	0.65	—	—
Patent litigation charge, net of tax	—	—	—	—	0.05	0.62	—	—
Subtotal	10.02	7.68	6.75	6.08	5.32	4.85	4.64	3.54
Amortization of intangible assets, net of tax	0.67	0.79	0.53	0.66	0.73	0.71	0.70	0.64
Non-cash share-based compensation, net of tax	0.97	0.83	0.79	0.49	0.44	0.22	0.16	0.32
Adjusted diluted EPS (non-GAAP)	$ 11.65	$ 9.30	$ 8.06	$ 7.24	$ 6.49	$ 5.78	$ 5.50	$ 4.50
Weighted average shares of common stock used in computing diluted EPS	25,196	25,322	26,303	27,254	27,891	28,749	29,035	32,344

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Reconciliation of Non-GAAP Financial Measures - GAAP Net Cash Provided by Operating Activities to Free Cash Flow and Free Cash Flow Per Diluted Share (Non- GAAP) (Unaudited) (in thousands, except per share data) Fiscal Years Ended the Last Day of February, 2021 2020 2019 2018 2017 2016 2015 2014 Net cash provided by operating activities (GAAP) $ 314,106 $ 271,293 $ 200,568 $ 218,609 $ 212,491 $ 170,263 $ 171,742 $ 154,165 Less: Capital and intangible asset expenditures (98,668) (17,759) (26,385) (13,605) (15,507) (16,676) (5,908) (40,463) Free cash flow (non-GAAP) $ 215,438 $ 253,534 $ 174,183 $ 205,004 $ 196,984 $ 153,587 $ 165,834 $ 113,702 Free cash flow per diluted share (non-GAAP) $ 8.55 $ 10.01 $ 6.62 $ 7.52 $ 7.06 $ 5.34 $ 5.71 $ 3.51 Weighted average shares of common stock used in computing diluted EPS 25,196 25,322 26,303 27,254 27,891 28,749 29,035 32,386 23

Consolidated Core and Non-Core Net Sales and Adjusted Diluted EPS (Non-GAAP) (Unaudited) (in thousands, except per share data) Fiscal Years Ended Last Day of February, $ Change % Change 2021 2020 2019 2018 2017 21/20 20/19 19/18 18/17 21/20 20/19 19/18 18/17 Sales revenue, net Core $ 2,020,453 $ 1,615,094 $ 1,460,960 $ 1,370,040 $ 1,281,399 $ 405,359 $ 154,134 $ 90,920 $ 88,641 25.1% 10.6% 6.6% 6.9 % Non-Core 78,346 92,338 103,191 108,805 116,136 (13,992) (10,853) (5,614) (7,331) (15.2)% (10.5)% (5.2)% (6.3)% Total $ 2,098,799 $ 1,707,432 $ 1,564,151 $ 1,478,845 $ 1,397,535 $ 391,367 $ 143,281 $ 85,306 $ 81,310 22.9% 9.2% 5.8% 5.8 % Fiscal Years Ended Last Day of February, $ Change % Change 2021 2020 2019 2018 2017 21/20 20/19 19/18 18/17 21/20 20/19 19/18 18/17 Adjusted Diluted EPS (non-GAAP) Core $ 11.03 $ 8.72 $ 7.27 $ 6.51 $ 5.92 $ 2.31 $ 1.45 $ 0.76 $ 0.59 26.5% 19.9% 11.7% 10.0 % Non-Core 0.62 0.58 0.79 0.73 0.57 0.04 (0.21) 0.06 0.16 6.9% (26.6)% 8.2% 28.1 % Total $ 11.65 $ 9.30 $ 8.06 $ 7.24 $ 6.49 $ 2.35 $ 1.24 $ 0.82 $ 0.75 25.3% 15.4% 11.3% 11.6% 24

Reconciliation of Non-GAAP Financial Measures - GAAP Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (Unaudited) Fiscal Years Ended Last Day of February, Core Business: 2021 2020 2019 2018 2017 Diluted EPS, as reported $ 9.76 $ 7.16 $ 5.89 $ 4.72 $ 4.88 Acquisition-related expenses, net of tax — 0.10 — — — Patent litigation charge, net of tax — — — — 0.05 Restructuring charges, net of tax 0.01 0.11 0.11 0.04 — Tax Reform (0.37) — — 0.66 — Toys “R” Us bankruptcy charge, net of tax — — — 0.12 — Subtotal 9.40 7.37 6.00 5.54 4.93 Amortization of intangible assets, net of tax 0.67 0.53 0.49 0.49 0.56 Non-cash share-based compensation, net of tax 0.97 0.82 0.78 0.48 0.43 Adjusted Diluted EPS (non-GAAP) $ 11.03 $ 8.72 $ 7.27 $ 6.51 $ 5.92 Fiscal Years Ended Last Day of February, Non-Core Business: 2021 2020 2019 2018 2017 Diluted EPS, as reported $ 0.32 $ (1.14) $ 0.73 $ 0.01 $ 0.29 Asset impairment charges, net of tax 0.30 1.44 — 0.51 0.09 Restructuring charges, net of tax — 0.01 0.02 0.03 — Subtotal 0.62 0.31 0.75 0.55 0.38 Amortization of intangible assets, net of tax — 0.26 0.04 0.17 0.17 Non-cash share-based compensation, net of tax — 0.01 0.01 0.01 0.01 Adjusted Diluted EPS (non-GAAP) $ 0.62 $ 0.58 $ 0.79 $ 0.73 $ 0.57 Diluted EPS, as reported (GAAP) $ 10.08 $ 6.02 $ 6.62 $ 4.73 $ 5.17 25

Consolidated Core and Non-Core Net Sales (Unaudited) (in thousands) Quarterly Period Ended Fiscal Year 2021: May August November February Fiscal Year Total Sales revenue, net Core $ 399,519 $ 509,710 $ 617,766 $ 493,458 $ 2,020,453 Non-Core 21,316 21,142 19,971 15,917 78,346 Total $ 420,835 $ 530,852 $ 637,737 $ 509,375 $ 2,098,799 Quarterly Period Ended Fiscal Year 2020: May August November February Fiscal Year Total Sales revenue, net Core $ 353,576 $ 389,136 $ 450,742 $ 421,640 $ 1,615,094 Non-Core 22,759 24,859 23,995 20,725 92,338 Total $ 376,335 $ 413,995 $ 474,737 $ 442,365 $ 1,707,432 26

Quarterly Period Ended Fiscal Year 2021: May August November February Fiscal Year Total Adjusted Diluted EPS (non-GAAP) Core $ 2.43 $ 3.56 $ 3.61 $ 1.42 $ 11.03 Non-Core 0.10 0.21 0.15 0.15 0.62 Total $ 2.53 $ 3.77 $ 3.76 $ 1.57 $ 11.65 Quarterly Period Ended Fiscal Year 2020: May August November February Fiscal Year Total Adjusted Diluted EPS (non-GAAP) Core $ 1.95 $ 2.05 $ 2.98 $ 1.73 $ 8.72 Non-Core 0.11 0.19 0.14 0.15 0.58 Total $ 2.06 $ 2.24 $ 3.12 $ 1.88 $ 9.30 Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (Unaudited) 27

Reconciliation of Non-GAAP Financial Measures - GAAP Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (Unaudited) for Fiscal Year 2021 Quarterly Period Ended Core Business: May August November February Fiscal Year 2021 Diluted EPS, as reported $ 2.27 $ 3.22 $ 3.19 $ 1.05 $ 9.76 Restructuring charges, net of tax 0.01 — — — 0.01 Tax Reform (0.37) — — — (0.37) Subtotal 1.92 3.22 3.19 1.05 9.40 Amortization of intangible assets, net of tax 0.17 0.17 0.17 0.16 0.67 Non-cash share-based compensation, net of tax 0.34 0.17 0.25 0.21 0.97 Adjusted Diluted EPS (non-GAAP) $ 2.43 $ 3.56 $ 3.61 $ 1.42 $ 11.03 Quarterly Period Ended Non-Core Business: May August November February Fiscal Year 2021 Diluted EPS, as reported $ 0.10 $ 0.21 $ 0.15 $ (0.15) $ 0.32 Asset impairment charges, net of tax — — — 0.30 0.30 Adjusted Diluted EPS (non-GAAP) $ 0.10 $ 0.21 $ 0.15 $ 0.15 $ 0.62 Diluted EPS, as reported (GAAP) $ 2.37 $ 3.43 $ 3.34 $ 0.90 $ 10.08 28

Reconciliation of Non-GAAP Financial Measures - GAAP Core and Non-Core Diluted EPS to Core and Non-Core Adjusted Diluted EPS (Non-GAAP) (Unaudited) for Fiscal Year 2020 Quarterly Period Ended Core Business: May August November February Fiscal Year 2020 Diluted EPS, as reported $ 1.52 $ 1.71 $ 2.62 $ 1.31 $ 7.16 Acquisition-related expenses, net of tax — — 0.06 0.04 0.10 Restructuring charges, net of tax 0.02 — — 0.08 0.11 Subtotal 1.55 1.71 2.68 1.43 7.37 Amortization of intangible assets, net of tax 0.13 0.12 0.13 0.15 0.53 Non-cash share-based compensation, net of tax 0.28 0.22 0.17 0.15 0.82 Adjusted Diluted EPS (non-GAAP) $ 1.95 $ 2.05 $ 2.98 $ 1.73 $ 8.72 Quarterly Period Ended Non-Core Business: May August November February Fiscal Year 2020 Diluted EPS, as reported $ 0.09 $ 0.12 $ 0.09 $ (1.44) $ (1.14) Asset impairment charges, net of tax — — — 1.43 1.44 Restructuring charges, net of tax — 0.01 — — 0.01 Subtotal 0.09 0.13 0.09 (0.01) 0.31 Amortization of intangible assets, net of tax 0.02 0.05 0.05 0.15 0.26 Non-cash share-based compensation, net of tax — 0.01 — — 0.01 Adjusted Diluted EPS (non-GAAP) $ 0.11 $ 0.19 $ 0.14 $ 0.15 $ 0.58 Diluted EPS, as reported (GAAP) $ 1.61 $ 1.83 $ 2.71 $ (0.13) $ 6.02 29

Reconciliation of Non-GAAP Financial Measures - GAAP Net Income and Diluted EPS to Adjusted Income and Adjusted Diluted EPS (Non-GAAP) (Unaudited)
(in thousands, except per share data)

	Three Months Ended May 31, 2021					
	Income			Diluted EPS		
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$ 61,942	$ 4,970	$ 56,972	$ 2.51	$ 0.20	$ 2.31
EPA compliance costs	13,112	197	12,915	0.53	0.01	0.52
Restructuring charges	6	—	6	—	—	—
Subtotal	75,060	5,167	69,893	3.05	0.21	2.84
Amortization of intangible assets	2,983	208	2,775	0.12	0.01	0.11
Non-cash share-based compensation	14,020	859	13,161	0.57	0.03	0.53
Adjusted (non-GAAP)	$ 92,063	$ 6,234	$ 85,829	$ 3.74	$ 0.25	$ 3.48
Weighted average shares of common stock used in computing diluted EPS						24,636

	Three Months Ended May 31, 2020					
	Income			Diluted EPS		
	Before Tax	Tax	Net of Tax	Before Tax	Tax	Net of Tax
As reported (GAAP)	$ 53,369	$ (6,917)	$ 60,286	$ 2.10	$ (0.27)	$ 2.37
Restructuring charges	333	2	331	0.01	—	0.01
Tax reform	—	9,357	(9,357)	—	0.37	(0.37)
Subtotal	53,702	2,442	51,260	2.11	0.10	2.02
Amortization of intangible assets	4,474	241	4,233	0.18	0.01	0.17
Non-cash share-based compensation	9,291	606	8,685	0.37	0.02	0.34
Adjusted (non-GAAP)	$ 67,467	$ 3,289	$ 64,178	$ 2.66	$ 0.13	$ 2.53
Weighted average shares of common stock used in computing diluted EPS						25,397

30

Helen of Troy

Fiscal 2022 Outlook for Net Sales Revenue (Unaudited) (in thousands) Core Business: Net sales revenue $ 2,020,453 $ 1,900,000 — $ 1,950,000 (6.0)% — (3.5)% Non-Core Business: Net sales revenue $ 78,346 $ 31,000 — $ 33,000 (60.4)% — (57.9)% Consolidated: Fiscal 2021 Outlook for Fiscal 2022 Net sales revenue $ 2,098,799 $ 1,931,000 — $ 1,983,000 (8.0)% — (5.5)% 31

Reconciliation of Fiscal 2022 Outlook for GAAP Diluted EPS to Adjusted Diluted EPS (Non-GAAP) (Unaudited) Core Business: Three Months Ended May 31, 2021 Outlook for the Balance of the Fiscal Year (Nine Months) Outlook Fiscal 2022 Diluted EPS, as reported (GAAP) $ 2.15 $ 4.45 — $ 5.13 $ 6.60 — $ 7.28 EPA compliance costs, net of tax 0.52 1.23 — 1.03 1.75 — 1.55 Restructuring charges, net of tax — 0.02 — 0.02 0.02 — 0.02 Subtotal 2.67 5.70 — 6.18 8.37 — 8.85 Amortization of intangible assets, net of tax 0.11 0.35 — 0.35 0.46 — 0.46 Non-cash share-based compensation, net of tax 0.53 0.89 — 0.91 1.42 — 1.44 Adjusted diluted EPS (non-GAAP) $ 3.31 $ 6.94 — $ 7.44 $ 10.25 — $ 10.75 Non-Core Business: Three Months Ended May 31, 2021 Outlook for the Balance of the Fiscal Year (Nine Months) Outlook Fiscal 2022 Diluted EPS, as reported (GAAP) $ 0.16 $ 0.04 — $ 0.05 $ 0.20 — $ 0.21 Non-cash share-based compensation, net of tax — — — — — — — Adjusted diluted EPS (non-GAAP) $ 0.17 $ 0.04 — $ 0.05 $ 0.21 — $ 0.22 Consolidated: Three Months Ended May 31, 2021 Outlook for the Balance of the Fiscal Year (Nine Months) Outlook Fiscal 2022 Diluted EPS, as reported (GAAP) $ 2.31 $ 4.49 — $ 5.18 $ 6.80 — $ 7.49 EPA compliance costs, net of tax 0.52 1.23 — 1.03 1.75 — 1.55 Restructuring charges, net of tax — 0.02 — 0.02 0.02 — 0.02 Subtotal 2.84 5.73 — 6.22 8.57 — 9.06 Amortization of intangible assets, net of tax 0.11 0.35 — 0.35 0.46 — 0.46 Non-cash share-based compensation, net of tax 0.53 0.89 — 0.91 1.42 — 1.44 Adjusted diluted EPS (non-GAAP) $ 3.48 $ 6.98 — $ 7.49 $ 10.46 — $ 10.97 32